UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2022 (September 14, 2022)

AMERICAN INTERNATIONAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8787	13-2592361
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1271 Avenue of the Americas
New York, New York 10020

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (212) 770-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $2.50 Per Share	AIG	New York Stock Exchange
4.875% Series A-3 Junior Subordinated Debentures	AIG 67EU	New York Stock Exchange
Stock Purchase Rights		New York Stock Exchange
Depositary Shares Each Representing a 1/1,000th Interest in a Share of Series A 5.85% Non-Cumulative Perpetual Preferred Stock	AIG PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 1 – Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

On September 14, 2022, American International Group, Inc. (“AIG” or the “Company”) entered into several agreements with Corebridge Financial, Inc. (“Corebridge”), a majority-owned subsidiary of AIG, in connection with the initial public offering (“IPO”) of common stock, par value $0.01 per share, of Corebridge (the “Corebridge Common Stock”).

Underwriting Agreement

In connection with the IPO, on September 14, 2022, AIG entered into an underwriting agreement, by and among Corebridge, AIG, J.P. Morgan Securities LLC, as global coordinator, Morgan Stanley & Co. LLC and Piper Sandler & Co. as representatives of the several underwriters named therein (the “Underwriting Agreement”).

Subject to the terms and conditions set forth in the Underwriting Agreement, AIG agreed to sell to the underwriters, and each of the underwriters agreed, severally and not jointly, to purchase from AIG, an aggregate of 80,000,000 shares of Corebridge Common Stock at a public offering price of $21.00 per share of Corebridge Common Stock, with aggregate proceeds to AIG, before expenses, of approximately $1,612,800,000. The underwriters have an option, exercisable for 30 days after the date of the prospectus for the IPO, to purchase up to 12,000,000 additional shares of Corebridge Common Stock from AIG at the public offering price, less the underwriting discount.

AIG and Corebridge have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

In connection with the IPO, AIG has agreed to a customary lock-up provision restricting sales of Corebridge Common Stock for a period of 180 days after the date of the prospectus for the IPO, subject to certain exceptions.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which will be attached as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022.

Separation Agreement

In connection with the IPO, on September 14, 2022, AIG and Corebridge entered into a separation agreement (the “Separation Agreement”). The Separation Agreement governs the relationship between AIG and Corebridge following the IPO, including matters related to the allocation of assets and liabilities to Corebridge and to AIG, indemnification obligations of Corebridge and AIG, Corebridge’s corporate governance, including the composition of the Board of Directors of Corebridge (the “Corebridge Board”) and its committees, board nomination rights, information rights, participation rights with respect to equity issuances by Corebridge, and consent rights of AIG with respect to certain business activities that Corebridge may undertake, among other matters, including during periods where AIG holds less than a majority of the outstanding Corebridge Common Stock.

The Separation Agreement entitles AIG to have the Corebridge Board include in the candidates it designates for election a specified number of directors designated by AIG based on its beneficial ownership of Corebridge Common Stock, as follows:

•	until AIG ceases to beneficially own more than 50% of the outstanding Corebridge Common Stock, AIG will be entitled to designate a majority of the directors on the Corebridge Board;

•	thereafter, and until AIG ceases to beneficially own at least 5% of the outstanding Corebridge Common Stock, AIG will be entitled to designate a number of the total number of directors entitled to serve on the Corebridge Board proportionate to the percentage of the outstanding Corebridge Common Stock beneficially owned by AIG, rounded up to the nearest whole number; and

•	thereafter, AIG will no longer have any right to designate directors to serve on the Corebridge Board under the Separation Agreement.

The Separation Agreement provides that, until AIG ceases to beneficially own more than 50% of the outstanding Corebridge Common Stock, the Chairperson of the Board will be a director designated by AIG, and until AIG ceases to beneficially own at least 25% of the outstanding Corebridge Common Stock, AIG’s consent will be required for (i) the election, appointment, designation or removal (other than for cause) of the Chairperson of the Board and (ii) any change to the number of directors on the Corebridge Board.

The Separation Agreement also provides that:

•	at the option of AIG, the Corebridge Board will appoint a director designated by AIG to the audit committee of the Board, who, until the date immediately preceding the first anniversary of the date upon which the registration statement of which the prospectus for the IPO forms a part is declared effective, need not be an independent director;

•	at any time during which the Corebridge Board includes a director designated by AIG who is also an independent director, at least one member of the audit committee of the Corebridge Board will be a director designated by AIG, so long as the director meets certain standards for membership on the committee;

•	until AIG ceases to beneficially own at least 25% of the outstanding Corebridge Common Stock, if the Corebridge Board has a compensation committee, AIG will be entitled to designate a number of the total number of directors entitled to serve on the compensation committee proportionate to the percentage of the outstanding Corebridge Common Stock beneficially owned by AIG, rounded up to the nearest whole number, provided that following the date on which AIG ceases to beneficially own more than 50% of the outstanding Corebridge Common Stock, such directors must be independent directors;

•	until AIG ceases to beneficially own at least 25% of the outstanding Corebridge Common Stock, if the Corebridge Board has a nominating and governance committee, AIG will be entitled to designate a number of the total number of directors entitled to serve on the nominating and governance committee proportionate to the percentage of the outstanding Corebridge Common Stock beneficially owned by AIG, rounded up to the nearest whole number, provided that following the date on which AIG ceases to beneficially own more than 50% of the outstanding Corebridge Common Stock, such directors must be independent directors; and

•	until AIG ceases to beneficially own more than 50% of the outstanding Corebridge Common Stock, subject to certain exceptions, the compensation committee and the nominating and governance committee will only act with the consent of a majority of the members of the committee, which majority must include a director designated by AIG.

The Separation Agreement provides that, until AIG ceases to beneficially own at least 25% of the outstanding Corebridge Common Stock, the prior written consent of AIG will be required before Corebridge may take any of the following actions:

•	any merger, consolidation or similar transaction (or any amendment to or termination of an agreement to enter into such a transaction) involving Corebridge or any of Corebridge’s subsidiaries, on the one hand, and any other person, on the other hand; other than (i) an acquisition of 100% of the capital stock of such other person or (ii) a disposition of 100% of the capital stock of a subsidiary of Corebridge, in each case involving consideration not exceeding a specified threshold;

•	any acquisition or disposition of securities, assets or liabilities (including through reinsurance on a proportional or non-proportional basis whether involving full or partial risk transfer or for other purposes of surplus or capital relief) involving consideration or book value exceeding a specified threshold, other than transactions involving assets invested in Corebridge’s consolidated general account and approved in accordance with Corebridge’s established policies and procedures to monitor invested assets;

•	any increase or decrease in Corebridge’s authorized capital stock, or the creation of any new class or series of Corebridge capital stock;

•	any issuance or acquisition (including buy-back programs and other reductions of capital) of capital stock, or securities convertible into or exchangeable or exercisable for capital stock or equity-linked securities, subject to certain exceptions;

•	any issuance or acquisition (including redemptions, prepayments, open-market or negotiated repurchases or other transactions reducing the outstanding debt) of any debt security of, to or from a third party, in each case involving an aggregate principal amount exceeding a specified threshold;

•	any other incurrence or guarantee of a debt obligation to or of a third party having a principal amount exceeding a specified threshold, subject to certain exceptions;

•	entry into or termination of any joint venture, cooperation or similar arrangements involving assets having a book value exceeding a specified threshold;

•	the listing or delisting of securities on a securities exchange, other than the listing or delisting of debt securities on the NYSE or any other securities exchange located solely in the United States;

•	(A) the formation of, or delegation of authority to, any new committee, or subcommittee thereof, of the Corebridge Board, (B) the delegation of authority to any existing committee or subcommittee of the Corebridge Board not set forth in the committee’s charter or authorized by the Corebridge Board prior to the completion of the IPO or (C) any amendments to the charter (or equivalent authorizing document) of any committee, including any action to increase or decrease the size of any committee (whether by amendment or otherwise), except in each case as required by applicable law;

•	the amendment (or approval or recommendation of the amendment) of Corebridge’s certificate of incorporation or by-laws;

•	any filing or the making of any petition under bankruptcy laws, any general assignment for the benefit of creditors, any admission of an inability to meet obligations generally as they become due or any other act the consequence of which is to subject Corebridge or any subsidiary to a proceeding under bankruptcy laws;

•	any commencement or settlement of material litigation or any regulatory proceedings if such litigation or regulatory proceeding could be material to AIG or could have an adverse effect on AIG’s reputation or relationship with any governmental authority;

•	entry into any material written agreement or settlement with, or any material written commitment to, a regulatory agency or other governmental authority, or any settlement of a material enforcement action if such agreement, settlement or commitment could be material to AIG or could have an adverse effect on AIG’s reputation or relationship with any governmental authority;

•	any dissolution or winding-up of Corebridge;

•	the election, appointment, hiring, dismissal or removal (other than for cause) of Corebridge’s chief executive officer or chief financial officer;

•	the entry into, termination of or material amendment of any material contract with a third party, subject to certain exceptions;

•	any action that could result in AIG being required to make regulatory filings with or seek approval or consent from a governmental authority, other than any as contemplated by the Registration Rights Agreement (as defined below);

•	any material change to the nature or scope of Corebridge’s business immediately prior to the completion of the IPO; or

•	any material change in any hedging strategy.

The Separation Agreement further provides that until the later of (i) the date when AIG ceases to be required under U.S. generally accepted accounting principles to consolidate Corebridge’s financial statements with its financial statements and (ii) the date when AIG ceases to beneficially own more than 50% of the outstanding Corebridge Common Stock, AIG will have the right to approve Corebridge’s business plan and annual budget. In addition, to the extent that AIG is a party to any contract that provides that certain actions or inactions of affiliates of AIG may result in AIG being in breach of or in default under such contract, Corebridge will be required not to take or fail to take any actions that reasonably could result in AIG being in breach of or in default under such contract.

The Separation Agreement provides, in addition to other information and access rights, that:

•	Corebridge is required to continue to provide AIG with information and data relating to Corebridge’s business and financial results and access to Corebridge personnel, data and systems, and to maintain disclosure controls and procedures and internal control over financial reporting, as further provided therein during certain periods, including for as long as AIG is required to consolidate Corebridge’s financial results with its financial results and, thereafter, until the later of (i) the date when AIG is no longer required to account in its financial statements for its holdings in Corebridge under an equity accounting method or to consolidate Corebridge’s financial results with its financial results and (ii) the date on which AIG ceases to beneficially own at least 20% of the outstanding Corebridge Common Stock;

•	until the date on which AIG is no longer required to account in its financial statements for its holdings in Corebridge under an equity accounting method, AIG will have certain access and cooperation rights with respect to the independent public registered accounting firm responsible for the audit of Corebridge’s financial statements and with respect to Corebridge’s internal audit function;

•	until the date on which AIG ceases to beneficially own at least 20% of the outstanding Corebridge Common Stock, Corebridge will consult and coordinate with AIG with respect to public disclosures and filings, including in connection with Corebridge’s quarterly and annual financial results; and

•	during any period in which AIG is or may be deemed to control Corebridge for applicable regulatory purposes, and in any case at all times prior to the date on which AIG ceases to beneficially own at least 10% of the outstanding Corebridge Common Stock, Corebridge will provide AIG with information, records and documents requested or demanded by regulatory authorities or relating to regulatory filings, reports, responses or communications, and provide access to Corebridge’s offices, employees and management to regulatory authorities having jurisdiction or oversight authority over AIG.

The Separation Agreement provides that, until AIG ceases to beneficially own more than 50% of the outstanding Corebridge Common Stock, the Corebridge Board will, when determining whether to implement, amend or rescind any of Corebridge’s or its subsidiaries’ policies relating to risk, capital, investment, environmental and social responsibility or regulatory compliance, take into account Corebridge’s status as a consolidated subsidiary of AIG, and the interests of AIG with respect to such policies and the requirement for Corebridge to comply with AIG’s standards, and the Corebridge Board will cause Corebridge to comply with policies of AIG that apply to Corebridge in its capacity as a subsidiary of AIG.

In addition, during any period in which AIG is deemed to control Corebridge for applicable regulatory purposes, and in any case at all times prior to the date on which AIG ceases to beneficially own at least 10% of the outstanding Corebridge Common Stock, Corebridge (i) may not adopt or implement any policies or procedures, and at AIG’s reasonable request, must refrain from taking any actions, that would cause AIG to violate any applicable laws to which AIG is subject, (ii) must, prior to implementing, amending or rescinding any policy referred to in the preceding paragraph, consult with AIG and, to the extent consistent with its fiduciary duties, the Corebridge Board must take into account the interests of AIG with respect thereto and (iii) must maintain and observe the policies of AIG to the extent necessary for AIG to comply with its legal or regulatory obligations.

The Separation Agreement provides that, subject to certain exceptions, until the date on which AIG ceases to beneficially own at least 20% of the outstanding Corebridge Common Stock, as soon as practicable after determining to issue any shares of common stock or securities convertible or exchangeable for common stock, but in any event no fewer than ten business days prior to entering into a binding agreement to issue such shares or securities, Corebridge will be required to offer to sell to AIG a number of such shares or securities equal to the number of shares or securities to be sold multiplied by a fraction representing AIG’s beneficial ownership of the outstanding Corebridge Common Stock at the lowest purchase price to be paid by the transferees of such shares or securities. Any such purchase by AIG of shares or securities will take place concurrently with the closing of the sale of shares or securities giving rise to AIG’s participation right or, if a concurrent closing is not practicable, as promptly as practicable thereafter.

The Separation Agreement provides that, until at least the day after the last date on which any director, officer, employee or certain designees of AIG (an “AIG Individual”) is a director, officer or employee of Corebridge, Corebridge must indemnify (including advancement of expenses) each such director, officer or employee to the greatest extent permitted under Section 145 of the Delaware General Corporation Law and other applicable laws. Such indemnification must continue as to any AIG Individual who becomes entitled to indemnification notwithstanding any subsequent change in Corebridge’s indemnification policies or, with respect to liabilities existing or arising from events that have occurred on or prior to such date, that such AIG Individual ceases to be a director, officer or employee of Corebridge.

The Separation Agreement identifies the assets to be transferred, the liabilities to be assumed and the contracts to be transferred to or retained by each of Corebridge and AIG as part of Corebridge’s separation from AIG. The Separation Agreement provides that, among other things, subject to the terms and conditions contained therein, including certain exceptions:

•	assets used primarily in or primarily related to the Corebridge Business (defined as the life and retirement and primarily related investment management businesses, operations and activities conducted by AIG or Corebridge immediately prior to 12:01 a.m. Eastern Time on the date of consummation of the IPO (the “Separation Time”)) will be retained by or transferred to Corebridge, including:

•	equity interests of specified entities;

•	assets reflected on the pro forma condensed balance sheet of Corebridge, including any notes thereto, as of June 30, 2022, as presented in the prospectus for the IPO (the “Corebridge Balance Sheet”) other than any such assets disposed of subsequent to the date thereof;

•	assets of a nature or type that would have been included as assets on a pro forma combined balance sheet of Corebridge prepared immediately prior to the Separation Time;

•	assets expressly provided by the Separation Agreement or certain other agreements to be transferred to or owned by Corebridge (the “Specified Assets”); and

•	certain contracts, books and records, intellectual property, technology, information technology, permits and real and personal property;

•	certain liabilities will be assumed or retained by Corebridge, including:

•	liabilities included or reflected as liabilities on the Corebridge Balance Sheet, other than any such liabilities discharged subsequent to the date thereto;

•	liabilities of a nature or type that would have been included as liabilities on a pro forma combined balance sheet of Corebridge prepared immediately prior to the Separation Time;

•	certain liabilities expressly provided by the Separation Agreement or certain other agreements as liabilities to be retained or assumed by Corebridge;

•	liabilities relating to or arising out of or resulting from actions, inactions, events, omissions, conditions, facts or circumstances occurring or existing prior to, at or after the Separation Time to the extent relating to, arising out of or resulting from the Corebridge Business or the Specified Assets;

•	liabilities relating to or arising out of contracts, intellectual property, technology, information technology, permits, real or personal property allocated to Corebridge as provided above or products and services supplied, sold, provided or distributed, as the case may be, at any time, by Corebridge under a Corebridge trademark; and

•	liabilities arising out of claims made by any third party against AIG or Corebridge to the extent relating to, arising out of or resulting from the Corebridge Business or the Specified Assets; and

•	all assets and liabilities, other than the assets and liabilities allocated to Corebridge as provided above, will be transferred to, assumed by or retained by AIG.

Except as expressly set forth in the Separation Agreement or certain ancillary agreements, neither Corebridge nor AIG makes any representation or warranty in the Separation Agreement as to:

•	the assets, business or liabilities transferred or assumed as part of the separation;

•	any approvals or notifications required in connection with the transfers or assumptions;

•	the value or freedom from security interests of, or any other matter concerning, any assets; or

•	the absence of any defenses or right of setoff or freedom from counterclaim with respect to any claim or other asset.

All assets will be transferred on an “as is,” “where is” basis, and the respective transferees will bear the economic and legal risks that: (i) any conveyance will prove to be insufficient to vest in the transferee good and marketable title, free and clear of all security interests, (ii) any necessary approvals or notifications are not obtained or made, or (iii) any requirements of laws or judgments are not complied with.

The Separation Agreement provides that in the event that the transfer of certain assets and liabilities to Corebridge or AIG, as applicable, does not occur prior to the separation, then until such assets or liabilities are able to be transferred, the applicable party will hold such assets for the use and benefit, or such liabilities for the performance or obligation, of the other party at the other party’s expense.

The Separation Agreement provides that each party will release and discharge the other party from: (i) all liabilities assumed by the party as part of the separation, (ii) all liabilities arising from or in connection with the transactions and other activities to implement the separation and the IPO and (iii) all liabilities arising from or in connection with actions, in inactions, events, omissions, conditions, facts or circumstances occurring or existing prior to the Separation Time to the extent relating to, arising out of or resulting from the party’s business or assets or liabilities allocated to the party as provided above, except as expressly set forth in the Separation Agreement. These releases are subject to certain exceptions, including for any right to enforce the Separation Agreement or certain other agreements between the parties, in each case in accordance with their terms.

In the Separation Agreement, each party has agreed, subject to certain exceptions, to indemnify, defend and hold harmless the other party, and each of its directors, officers, employees and agents, from and against:

•	all liabilities relating to, arising out of or resulting from any liability allocated to the party as described above;

•	any failure of the party to pay, perform or otherwise promptly discharge any such liabilities in accordance with their terms, whether prior to, on or after the Separation Time;

•	any breach by the party of the Separation Agreement or certain ancillary agreements;

•	any guarantee, indemnification or contribution obligation, surety or other credit support agreement, arrangement, commitment or understanding for the benefit of the party by the other party that survives following the separation; and

•	any untrue statement or alleged untrue statement in the prospectus for the IPO or the registration statement of which that prospectus forms a part, other than information provided by the other party specifically for inclusion therein.

The Separation Agreement also establishes procedures with respect to claims subject to indemnification and related matters.

The Separation Agreement contains provisions that govern the resolution of disputes or claims arising out of, relating to or in connection with the Separation Agreement. These provisions contemplate that if a dispute or claim cannot be resolved by senior officers of the parties, either party may submit the dispute or claim to non-binding mediation or, at any time before, during or following such non-binding mediation, binding arbitration, subject to the provisions of the Separation Agreement.

The Separation Agreement will terminate on the date that is one year following the date on which AIG ceases to beneficially own at least 5% of the outstanding Corebridge Common Stock, except for certain provisions, including provisions relating to confidentiality, dispute resolution, allocation of assets and liabilities, and indemnification.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which will be attached as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022.

Registration Rights Agreement

In connection with the IPO, on September 14, 2022, AIG and Corebridge entered into a registration rights agreement (the “Registration Rights Agreement”). The Registration Rights Agreement provides AIG and permitted transferees certain registration rights relating to shares of Corebridge Common Stock beneficially owned by AIG whereby, at any time following the consummation of the IPO and the expiration of any related lock-up period, AIG and permitted transferees may require Corebridge to register under the Securities Act, all or any portion of such shares, a so-called “demand request.” AIG and permitted transferees also have “piggyback” registration rights, such that AIG and permitted transferees may include their respective shares in any future registrations of Corebridge equity securities, whether or not that registration relates to a primary offering by Corebridge or a secondary offering by or on behalf of any of Corebridge’s stockholders.

The Registration Rights Agreement sets forth customary registration procedures, including an agreement by Corebridge to make Corebridge management reasonably available to participate in roadshow presentations in connection with any underwritten offerings.

Corebridge also agreed to indemnify AIG and permitted transferees with respect to liabilities resulting from untrue statements or omissions in any registration statement used in any such registration, other than untrue statements or omissions resulting from information furnished to Corebridge for use in a registration statement by AIG or any permitted transferee.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which will be attached as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022.

Transition Services Agreement

In connection with the IPO, on September 14, 2022, AIG and Corebridge entered into a transition services agreement (the “Transition Services Agreement”). The Transition Services Agreement (i) governs Corebridge’s migration away from most shared services, systems and resources with AIG and (ii) provides for the continued provision (directly or through a third-party provider) of certain services between Corebridge and AIG. Certain contracts and services between Corebridge and AIG are not covered by the Transition Services Agreement and will continue pursuant to the terms of such contracts.

The services to be provided pursuant to the Transition Services Agreement include:

•	information technology services,

•	certain finance and tax capabilities,

•	risk management and internal audit functions,

•	legal functions,

•	operational services,

•	services related to real estate,

•	human resources,

•	marketing services, and

•	various other miscellaneous services.

The charges for the services provided under the Transition Services Agreement generally are intended to allow the transition services provider to fully recover the costs associated with providing the services plus a percentage of such costs.

The Transition Services Agreement will terminate on the last date on which either party thereto is obligated to provide or cause the provision of any service to or for the other party in accordance with the terms of the Transition Services Agreement and the schedules thereto. The services provided under the Transition Services Agreement will terminate at various times specified in the agreement and the schedules thereto, but the party receiving services may also elect to terminate a service, by giving a specified amount of advance written notice to the provider of the service. Most services under the Transition Services Agreement are anticipated to be completed by the end of 2023. In the event of elective early termination of a particular service, the service recipient will be obligated to reimburse the service provider for all or a portion of the actual breakage fees paid by the provider to an unaffiliated third party in connection with such termination.

In addition, subject to consent rights or requirements under third-party agreements and except as otherwise specified therein, the Transition Services Agreement provides that a service recipient may request an extension of any service term, on terms to be agreed between the parties. Subject to certain exceptions and limitations set forth in the Transition Services Agreement, each party agreed to indemnify and hold harmless the other party from and against losses arising out of or resulting from the party’s breach of the confidentiality provisions of the Transition Services Agreement, third-party claims resulting from the party’s provision of services, the party’s bad faith, fraud, gross negligence or willful misconduct and losses from certain infringements or violations of intellectual property rights of a third party in connection with the services.

Except for certain exceptions, including with respect to bad acts and liability to an unaffiliated third party, the aggregate liability of each party to the Transition Services Agreement is limited (x) in respect of any service, to an amount equal to 12 times the amount of service fees paid for the first full calendar month in respect of such service, and (y) in the aggregate, to an amount equal to three times the total service fees paid and payable to such party pursuant to the Transition Services Agreement during the 12 months prior to the occurrence of the event giving rise to the liability.

The foregoing description of the Transition Services Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Transition Services Agreement, a copy of which will be attached as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022.

Trademark License Agreement and Related Agreements

In connection with the IPO, on September 14, 2022, AIG and Corebridge entered into an Intellectual Property Assignment Agreement (the “IP Agreement”), a Trademark License Agreement (the “Trademark License Agreement”) and a Grantback License Agreement (the “Grantback Agreement”). Under the IP Agreement, AIG has assigned certain trademarks and other intellectual property that are used in connection with Corebridge’s business to Corebridge for a de minimis fee.

Under the Trademark License Agreement, AIG granted Corebridge a nonexclusive, nontransferable license to use the trademark “AIG” (the “Licensed Mark”) in connection with insurance and financial services, regulatory filings and financial reporting (the “Licensed Services”) at no cost. The license is in effect in the United States, United Kingdom, Ireland and Bermuda and includes use of the Licensed Mark on the internet (collectively, the “Territory”), provided that such online use is not specifically targeted to computer users located outside of the Territory. Corebridge may use the Licensed Mark for a period of 18 months from the effective date of the Separation Agreement (the “Initial Term”). If it is not feasible for Corebridge to cease use of the Licensed Mark within the Initial Term, Corebridge may notify AIG of its need to continue the license for an additional 12-month period. Additional extension requests will be considered by AIG in good faith, and consent may not be unreasonably withheld. The Trademark License Agreement contains reciprocal indemnification obligations which are uncapped and subject to the indemnified party’s prompt notification of all claims of which it becomes aware. Specifically, AIG will indemnify Corebridge against trademark-related third-party claims arising from Corebridge’s use of the Licensed Marks for the Licensed Services during the Term in the Territory while Corebridge will indemnify AIG against non-trademark-related claims arising from Corebridge’s use of the Licensed Marks for the Licensed Services during the Term in the Territory.

Under the Grantback Agreement, Corebridge granted AIG a nonexclusive, nontransferable license to use the trademarks that AIG sold to Corebridge under the IP Agreement in connection with the Licensed Services subject to the similar terms and conditions applicable to Corebridge’s use of the Licensed Mark under the Trademark License Agreement.

The foregoing descriptions of the IP Agreement, the Trademark License Agreement and the Grantback Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of these agreements, copies of which will be attached as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022.

Employee Matters Agreement

In connection with the IPO, on September 14, 2022, AIG and Corebridge entered into an employee matters agreement (the “Employee Matters Agreement”). The Employee Matters Agreement allocates liabilities and responsibilities relating to employment matters, employee compensation and benefits plans and programs, and other related matters between Corebridge and AIG.

The Employee Matters Agreement addresses certain compensation and employee benefit obligations with respect to Corebridge’s current and former employees and generally provides that, unless otherwise specified, each party is responsible for liabilities associated with the current and former employees of such party and its subsidiaries for purposes of compensation and benefit matters following the IPO.

The Employee Matters Agreement also governs the terms of certain equity-based awards granted by AIG prior to the IPO to Corebridge employees.

The foregoing description of the Employee Matters Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employee Matters Agreement, a copy of which will be attached as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022.

Tax Matters Agreement

In connection with the IPO, on September 14, 2022, AIG and Corebridge entered into a tax matters agreement (the “Tax Matters Agreement”). The Tax Matters Agreement governs AIG and Corebridge’s respective rights, responsibilities and obligations with respect to taxes, including the allocation of current and historic tax liabilities (whether income or non-income consolidated or standalone) between Corebridge and AIG. The Tax Matters Agreement governs, among other things, procedural matters, such as filing of tax returns, tax elections, control and settlement of tax controversies and entitlement to tax refunds and tax attributes.

Under the Tax Matters Agreement, Corebridge and AIG have agreed to make payments to each other in respect of historic tax periods and tax periods prior to Corebridge’s deconsolidation from AIG for purposes of the applicable tax, determined in a manner consistent with Corebridge’s pre-existing tax sharing agreements with AIG. Under these arrangements, Corebridge generally bears its own taxes determined on a standalone basis. Each party has agreed to indemnify the other against any amounts for which such other party is not responsible, such as taxes arising from the breach of any obligations or covenants under the Tax Matters Agreement and any taxes of the other party’s consolidated or affiliated group members arising in taxable periods following Corebridge’s deconsolidation from AIG for purposes of the relevant tax. The Tax Matters Agreement allocates control of tax audits and proceedings between the parties, with AIG generally having the right to control audits and proceedings for pre-deconsolidation tax periods subject to Corebridge’s participation and consent rights, and it generally requires the parties to cooperate with one another in relation to the preparation and filing of tax returns and in connection with tax audits and proceedings.

The Tax Matters Agreement also provides special rules relating to elections to protect Corebridge’s tax attributes from reduction or reallocation pursuant to the “unified loss rule.”

The foregoing description of the Tax Matters Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Tax Matters Agreement, a copy of which will be attached as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022.

Section 5 - Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the IPO, effective as of the completion of the IPO on September 19, 2022, Kevin Hogan, President and Chief Executive Officer of Corebridge, no longer serves as Executive Vice President and Chief Executive Officer, Life and Retirement, AIG.

Section 8 - Other Events

Item 8.01.	Other Events.

In connection with the IPO, on September 14, 2022, AIG issued a press release announcing the pricing of the IPO.

A copy of the press release is filed herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In connection with the IPO, on September 19, 2022, AIG issued a press release announcing the completion of the IPO.

A copy of the press release is filed herewith as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.
99.1	Press release of American International Group, Inc., dated September 14, 2022.

99.2	Press release of American International Group, Inc., dated September 19, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of American International Group, Inc., dated September 14, 2022.

99.2	Press release of American International Group, Inc., dated September 19, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTERNATIONAL GROUP, INC.
(Registrant)

Date: September 20, 2022	By:	/s/ Ariel R. David
		Name:	Ariel R. David
		Title:	Vice President and Deputy Corporate Secretary